Exhibit 99.1

NEWS RELEASE

For immediate release

Navient posts fourth quarter 2021 financial results

WILMINGTON, Del., January 25, 2022 — Navient (Nasdaq: NAVI), a leading provider of education loan management and business processing solutions, today posted its 2021 fourth quarter financial results. The complete financial results release is available on the company’s website at Navient.com/investors. The results will also be available on Form 8-K on the SEC’s website at www.sec.gov.

Navient will hold a conference call tomorrow, January 26, 2022, at 8 a.m. ET, hosted by Jack Remondi, president and CEO, and Joe Fisher, CFO.

To access the conference call, dial 855-838-4156 (USA and Canada) or 267-751-3600 (international) and use access code 9861258 starting at 7:45 a.m. ET. The live audio webcast will be available on Navient.com/investors. Supplemental financial information and presentation slides used during the call will be available on the company’s website no later than the call’s start time.

A replay may be accessed approximately two hours after the call through February 9, 2022, at 855-859-2056 (USA and Canada) or 404-537-3406 (international), with access code 9861258.

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About Navient

Navient (Nasdaq: NAVI) is a leading provider of education loan management and business processing solutions for education, healthcare, and government clients at the federal, state, and local levels. Navient helps clients and millions of Americans achieve success through technology-enabled financing, services, and support. Learn more at Navient.com.

Contact:

Media:    Paul Hartwick, 302-283-4026, paul.hartwick@navient.com

Investor: Nathan Rutledge, 703-984-6801, nathan.rutledge@navient.com

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